AMENDMENT TO RULE 22c-2 AGREEMENT (Janus Aspen Series)

     This Amendment (“Amendment”) is to the Rule 22c-2 Agreement by and among Janus Distributors LLC, Janus Services LLC and Janus Aspen Series (collectively, the “Fund”) and Principal Life Insurance Company (the “Company”) and is entered into as of November 1, 2011.

RECITALS

WHEREAS, the Fund and the Company are currently parties to the Rule 22c-2 Agreement dated April 16, 2007 (the “Agreement”);

WHEREAS, the parties wish to add Principal National Life Insurance Company (“Principal National Life”) as a party to the Agreement; and

WHEREAS, the parties wish to amend the Agreement as set forth below.

AMENDMENT

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Principal National Life shall be an additional party to the Agreement and all references in the Agreement to the “Company” shall mean Principal National Life and/or Principal Life Insurance Company as applicable.
2.	The Agreement, as supplemented by this Amendment, is ratified and confirmed.
3.	This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

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JANUS DISTRIBUTORS LLC	PRINCIPAL LIFE INSURANCE COMPANY

By: /S/ Russell P. Shipman Name: Russell P. Shipman Title: Senior Vice President JANUS SERVICES LLC	By: /s/ Sara Wiener Name: Sara Wiener Title: Director – Product Management PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /S/ Russell P. Shipman Name: Russell P. Shipman Title: Senior Vice President JANUS ASPEN SERIES By: /s/ Stephanie Grauerholz Name: Stephanie Grauerholz Title: Vice President	By: /s/ Sara Wiener Name: Sara Wiener Title: Director – Product Management

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